Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 7, 2013	Timothy Silverstein Investor Relations 716-857-6987

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS 2013 EARNINGS

WILLIAMSVILLE, N.Y.:  National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the fourth quarter and fiscal year ended September 30, 2013, of $47.8 million, or $0.57 per share, and $260.0 million, or $3.08 per share, respectively.  Consolidated earnings before items impacting comparability (“Operating Results”) for the fourth quarter and fiscal year ended September 30, 2013, were $52.5 million, or $0.63 per share, and $264.9 million, or $3.14 per share, respectively.

HIGHLIGHTS

●    Operating Results for the fourth quarter of fiscal 2013 of $52.5 million, or $0.63 per share, increased $16.5 million, or $0.20 per share, from the prior year’s fourth quarter due to higher Operating Results in the Upstream and Midstream businesses.

●    Operating Results for the fiscal year of $264.9 million, or $3.14 per share, increased $53.6 million, or $0.61 per share, compared to the prior fiscal year due to higher Operating Results across all businesses.

●    Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for fiscal 2013 were $852.1 million compared to $704.1 million for the prior year, an increase of 21%.

●    In the Pipeline and Storage segment, Operating Results for the fiscal year of $63.2 million, or $0.75 per share, increased 32% compared to the prior year.  The increase is largely driven by higher revenues from contracts with non-affiliated shippers to transport gas through the Northern Access and Line N 2012 Expansion pipeline projects that were placed in service in the first quarter.

●    Seneca Resources Corporation’s (“Seneca”) fourth quarter production of natural gas and crude oil was 33.2 billion cubic feet equivalent (“Bcfe”), an increase of 8.7 Bcfe or approximately 35%.  Total production for fiscal 2013 increased 45% to 120.7 Bcfe, an increase of 37.3 Bcfe.

●    Seneca’s total reserves at September 30, 2013, were 1,549 Bcfe, an increase of 303 Bcfe or 24%.  Seneca replaced 351% of fiscal 2013 production.

●    A conference call is scheduled for Friday, November 8, 2013, at 11 a.m. Eastern Time.

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MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated:  “The fourth quarter topped off another great fiscal year for National Fuel.  While operations in all of our business units improved, Seneca’s exploration and production results were particularly impressive.  Seneca had a 57 percent increase in natural gas production over the prior year, and increased its total proved reserves by 24 percent.  At the same time, we saw terrific success from our delineation efforts in our legacy Marcellus acreage within the Western Development Area in Pennsylvania.  Our team has done a remarkable job evaluating and understanding this acreage, and as a result, we believe we have the opportunity to drill as many as 2,000 future well locations across this acreage.

“Additionally, on the heels of our recent expansion projects, Operating Results in our midstream pipeline businesses reached over $76 million in fiscal 2013, an increase of 40 percent over the prior year.  With the ongoing development of the Marcellus Shale, the need for additional infrastructure in the Northeast is significant, and we expect to play a major role in supporting the growth in production volume for both Seneca and other producers.

“The long-term opportunity set for National Fuel continues to improve, and our team is working to turn those opportunities into sustained growth for the foreseeable future.”

CHANGE IN REPORTING STRUCTURE

National Fuel has added “Gathering” as a fifth reporting segment as of September 30, 2013.  The new Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s (“Midstream”) subsidiary limited liability companies.  The Gathering segment constructs, owns and operates natural gas pipeline gathering and processing facilities in the Appalachian region and currently provides the critical gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

The financial results for National Fuel Gas Midstream Corporation were previously included in the All Other category.  Midstream is now reported as a separate segment as a result of strong growth in Marcellus Shale production within the Appalachian region, projected growth in gathering and processing facilities and the increased significance of Midstream’s operations to the Company.

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For financial presentation and discussion purposes, in addition to its consolidated financial information, National Fuel will organize its reporting in the following categories:

•	Upstream Business

Exploration and Production segment (Seneca Resources Corporation)

•	Midstream Businesses

Pipeline and Storage segment (National Fuel Gas Supply Corporation and Empire Pipeline, Inc.)

Gathering segment (National Fuel Gas Midstream Corporation)

•	Downstream Businesses

Utility segment (National Fuel Gas Distribution Corporation)

Energy Marketing segment (National Fuel Resources, Inc.)

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended September 30, 2013, of $47.8 million, or $0.57 per share, compared to the prior year’s fourth quarter of $48.8 million, or $0.58 per share, a decrease of $1.0 million or $0.01 per share.

Consolidated earnings for the fiscal year ended September 30, 2013, of $260.0 million, or $3.08 per share, increased $39.9 million, or $0.45 per share, from the same period in the prior year where earnings were $220.1 million or $2.63 per share.  (Note:  All references to earnings per share are to diluted earnings per share, all amounts are stated in U.S. dollars, and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

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OPERATING RESULTS

	Three Months		Fiscal Year
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
(in thousands except per share amounts)
Reported GAAP earnings	$47,842	$48,802	$260,001	$220,077
Items impacting comparability[1]:
Regulatory adjustment - Utility segment	4,680		4,875
Pennsylvania impact fee				4,034
Eliminate other postretirement
regulatory liability		(12,786)		(12,786)

Operating Results	$52,522	$36,016	$264,876	$211,325

Reported GAAP earnings per share	$0.57	$0.58	$3.08	$2.63
Items impacting comparability[1]:
Regulatory adjustment - Utility segment	0.06		0.06
Pennsylvania impact fee				0.05
Eliminate other postretirement
regulatory liability		(0.15)		(0.15)

Operating Results	$0.63	$0.43	$3.14	$2.53

1See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results with equivalent periods in fiscal 2012.  Excluding these items, Operating Results for the current quarter of $52.5 million, or $0.63 per share, increased $16.5 million, or $0.20 per share, from the prior year’s fourth quarter where Operating Results were $36.0 million or $0.43 per share.  Excluding these items, Operating Results for the fiscal year ended September 30, 2013, of $264.9 million, or $3.14 per share, increased $53.6 million, or $0.61 per share, from the prior year, where Operating Results were $211.3 million or $2.53 per share.  Items impacting comparability will be discussed in more detail with the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 11 through 14 of this report.  It may be helpful to refer to those tables while reviewing this discussion.

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Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”).  Seneca explores for, develops and produces natural gas and oil reserves in Pennsylvania and California.

The Exploration and Production segment’s earnings in the fourth quarter of fiscal 2013 of $29.3 million, or $0.35 per share, increased $7.2 million, or $0.09 per share, when compared with the prior year’s fourth quarter.

Overall production of natural gas and crude oil for the current quarter of 33.2 Bcfe increased approximately 8.7 Bcfe, or 35.3 percent, compared to the prior year’s fourth quarter.  Production from Seneca’s Appalachia properties increased approximately 8.6 Bcfe, or 43.8 percent, largely because of Seneca’s strong well results in Lycoming County.  California production of 5.1 Bcfe increased 1.9 percent compared to the prior year’s fourth quarter.

Changes in commodity prices realized after hedging also impacted earnings.  The weighted average natural gas price received by Seneca (after hedging) for the quarter ended September 30, 2013, was $3.99 per thousand cubic feet (“Mcf”), a decrease of $0.09 per Mcf compared to the prior year’s fourth quarter.  Higher crude oil prices realized after hedging increased earnings.  The weighted average oil price received by Seneca (after hedging) for the quarter ended September 30, 2013, was $99.20 per Bbl, an increase of $10.22 per Bbl.  Seneca’s earnings for the quarter also reflect a $2.4 million (after tax) mark-to-market charge related to hedging ineffectiveness associated with certain crude oil hedges.

On a per unit basis, depletion decreased $0.13 per thousand cubic feet equivalent (“Mcfe”) due to higher natural gas reserve balances at September 30, 2013, compared to the prior year.  On a per unit basis, lease operating and transportation expenses (“LOE”) at $0.96 per Mcfe were consistent with the prior year’s fourth quarter.  General and administrative expenses (“G&A”) increased over the prior year’s fourth quarter due to higher labor expenses; however, on a per unit basis G&A decreased $0.06 per Mcfe. Earnings were also impacted by higher interest expense due to a higher outstanding debt balance.

The Exploration and Production segment’s earnings of $115.4 million, or $1.37 per share, for the fiscal year ended September 30, 2013, increased $18.9 million, or $0.22 per share, when compared with the year ended September 30, 2012.

In February 2012, the Commonwealth of Pennsylvania passed legislation that included a “natural gas impact fee.”  The fee was retroactive and applied to wells drilled before and after the legislation was passed.  The impact fee recorded in the second quarter of fiscal 2012 that related to prior fiscal years was $6.2 million (pre-tax).  Excluding this amount from the prior year’s results, Operating Results for the fiscal year ended September 30, 2013, of $115.4 million, or $1.37 per share, compared to Operating Results of $100.5 million, or $1.20 per share, for the prior year.

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Overall production for the fiscal year ended September 30, 2013, increased approximately 44.8 percent to 120.7 Bcfe.  Production from Seneca’s Appalachia properties increased approximately 37.9 Bcfe or 60.3 percent.  California production of 19.9 Bcfe decreased by approximately 2.9 percent compared with the prior year as a result of a continued constraint in a third-party pipeline used to transport associated natural gas production within the Sespe Field.

Changes in commodity prices realized after hedging also impacted Operating Results.  The weighted average natural gas price received by Seneca (after hedging) for the fiscal year ended September 30, 2013, was $4.10 per Mcf, a decrease of $0.32 per Mcf compared to the prior year.  Higher crude oil prices realized after hedging increased Operating Results.  The weighted average oil price received by Seneca (after hedging) for the fiscal year ended September 30, 2013, was $98.21 per Bbl, an increase of $7.33 per Bbl.  Seneca’s Operating Results for the fiscal year were reduced by the $2.4 million mark-to-market adjustment noted above.

On a per unit basis, depletion, LOE and G&A decreased $0.23 per Mcfe, $0.01 per Mcfe and $0.13 per Mcfe, respectively.  Earnings were also impacted by higher interest expense due to a higher outstanding debt balance and higher state income taxes due to increased production in Pennsylvania.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”).  The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $15.4 million, or $0.18 per share, for the quarter ended September 30, 2013, decreased $9.7 million, or $0.12 per share, when compared with the same period in the prior fiscal year.  In the prior year’s fourth quarter, FERC approved Supply Corporation’s rate case settlement.  As part of that settlement, Supply Corporation eliminated a regulatory liability associated with its postretirement benefit plan.  This adjustment increased earnings for the quarter ended September 30, 2012, by approximately $12.8 million.

Excluding this item, Operating Results in the Pipeline and Storage segment, increased $3.1 million or $0.03 per share.  The increase in earnings is mainly due to higher non-affiliated transportation revenues from the Northern Access and Line N 2012 Expansion projects, which were completed and placed in service in the current year’s first quarter.  Earnings were reduced by higher operating expenses and a lower allowance for funds used during construction due to the completion of the expansion projects mentioned above.

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The Pipeline and Storage segment’s earnings of $63.2 million, or $0.75 per share, for the fiscal year ended September 30, 2013, increased $2.7 million, or $0.03 per share, when compared with the same period in the prior fiscal year.  Excluding the $12.8 million adjustment of the regulatory liability associated with Supply Corporation’s postretirement benefit plan discussed above, Operating Results increased $15.5 million or $0.18 per share.  The increase was mostly due to higher non-affiliated transportation revenues from the Northern Access and Line N 2012 Expansion projects and lower depreciation expense as required by Supply Corporation’s 2012 rate case settlement.  Earnings were reduced by higher operating expenses and lower AFUDC as noted above for the quarter.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s (“Midstream”) subsidiary limited liability companies.  The Gathering segment constructs, owns and operates natural gas pipeline gathering and processing facilities in the Appalachian region and currently provides the critical gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.  The financial results for Midstream Corporation were previously included in the All Other category.

The Gathering segment’s earnings of $3.9 million, or $0.05 per share, for the quarter ended September 30, 2013, increased $2.0 million, or $0.03 per share, when compared with the same period in the prior fiscal year.  Earnings for the fiscal year ended September 30, 2013, of $13.3 million, or $0.16 per share, increased $6.5 million, or $0.08 per share, compared to the prior fiscal year.  The increase in earnings in both the current quarter and fiscal year is mainly due to higher revenues from Midstream’s Trout Run gathering system in Lycoming County, Pa., and natural gas processing operation.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $0.7 million, or $0.01 per share, for the quarter ended September 30, 2013, decreased from earnings of $5.9 million, or $0.07 per share, when compared to the quarter ended September 30, 2012.  During the quarter, Distribution recorded a  reserve in connection with various issues raised in the current rate proceeding in New York.  This reserve reduced earnings by approximately $4.7 million in the current year’s fourth quarter.  Excluding this item, Operating Results in the Utility segment decreased $0.5 million, or less than $0.01 per share, mainly due to higher operating expenses.

The Utility segment’s earnings of $65.7 million, or $0.78 per share, for the fiscal year ended September 30, 2013, increased from earnings of $58.6 million, or $0.70 per share,

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for the fiscal year ended September 30, 2012.  Excluding a  total $4.9 million reserve recorded this fiscal year in connection with various issues raised in the current rate proceeding noted above, Operating Results increased $12.0 million or $0.14 per share.  Colder weather in Pennsylvania was the main reason for the increase in Operating Results in the current fiscal year.  Temperatures in Pennsylvania were 17.8 percent colder in the fiscal year ended September 30, 2013, than in the prior year.  Lower interest expense (mainly due to a lower outstanding debt balance) and a lower effective income tax rate also contributed to higher Operating Results in the Utility segment.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment.  NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s loss for the quarter ended September 30, 2013, of $1.2 million compared to a loss of $0.5 million for the prior year’s fourth quarter.  The loss was greater in the current year’s fourth quarter primarily due to lower average margins.  Earnings for the fiscal year ended September 30, 2013, of $4.6 million increased $0.4 million compared to the prior fiscal year.  The increase in earnings for the current fiscal year is mainly due to higher average margins largely driven by a greater benefit derived from the Energy Marketing segment’s contracts for storage capacity.

Corporate and All Other

The Corporate and All Other category primarily includes corporate operations.  The category also includes the remaining operations of Seneca’s Northeast division that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category loss of $0.3 million, for the quarter ended September 30, 2013, compares to a loss of $5.6 million for the prior year’s fourth quarter.  For the fiscal year ended September 30, 2013, the Corporate and All Other category loss of $2.2 million compares to a loss of $6.6 million for the prior fiscal year.  The decrease in the loss for both the fourth quarter and fiscal year is mainly due to lower income taxes due to an intercompany deferred tax reallocation.

EARNINGS GUIDANCE

The Company is increasing its GAAP earnings guidance for fiscal 2014 to a range of $3.10 to $3.40 per share (the previous earnings guidance had been a range of $3.05 to $3.30).  This guidance reflects Seneca’s updated production forecast for fiscal 2014, which is now a range of 145 to 165 Bcfe (the previous range had been 134 to 146 Bcfe), and an assumed flat NYMEX price of $4.00 per MMBtu for natural gas and $90 per Bbl for crude oil.

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EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 8, 2013, at 11 a.m. Eastern Time to discuss this announcement.  There are two ways to access this call.  For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com.  For those without Internet access, access is also provided by dialing (toll-free) 1-866-700-6293, using passcode “36603841.”  For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “23666033.”  Both the webcast and telephonic replay will be available until the close of business on Friday, November 15, 2013.

National Fuel is an integrated energy company with $6.2 billion in assets comprised of the following five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing.  Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Timothy J. Silverstein	716-857-6987
Media Contact:	Donna L. DeCarolis	716-857-7872

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; financial and economic conditions, including the availability of credit, and occurrences affecting

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the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; changes in price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value, geographic location or delivery date; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance.  The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2013

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2012 GAAP earnings	$22,076	$25,099	$1,875	$5,866	$(493)	$(5,621)	$48,802
Items impacting comparability:
Elimination of other post-retirement regulatory liability		(12,786)					(12,786)
Fourth quarter 2012 operating results	22,076	12,313	1,875	5,866	(493)	(5,621)	36,016

Drivers of operating results
Higher (lower) crude oil prices	4,760						4,760
Higher (lower) natural gas prices	(1,637)						(1,637)
Higher (lower) natural gas production	22,788						22,788
Higher (lower) crude oil production	644						644
Derivative mark to market adjustments	(2,417)						(2,417)
Lower (higher) lease operating and transportation expenses	(5,478)						(5,478)
Lower (higher) depreciation / depletion	(8,962)						(8,962)

Higher (lower) transportation and storage revenues		4,670					4,670
Higher (lower) gathering and processing revenues			2,744				2,744
Lower (higher) operating expenses	(2,189)	(1,521)	(433)	(1,704)		(522)	(6,369)
Lower (higher) property, franchise and other taxes						1,592	1,592

Higher (lower) usage				306			306

Higher (lower) margins					(382)		(382)

Income (loss) from unconsolidated subsidiaries						702	702

Higher (lower) AFUDC**		(842)					(842)

(Higher) lower interest expense	(1,422)			1,228			(194)

Lower (higher) income tax expense / effective tax rate	1,398	1,332		(814)		3,527	5,443

All other / rounding	(295)	(510)	(307)	460	(277)	67	(862)
Fourth quarter 2013 operating results	29,266	15,442	3,879	5,342	(1,152)	(255)	52,522
Items impacting comparability:
Regulatory adjustment - Utility segment				(4,680)			(4,680)
Fourth quarter 2013 GAAP earnings	$29,266	$15,442	$3,879	$662	$(1,152)	$(255)	$47,842

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2013

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fourth quarter 2012 GAAP earnings	$0.26	$0.30	$0.02	$0.07	$(0.01)	$(0.06)	$0.58
Items impacting comparability:
Elimination of other post-retirement regulatory liability		(0.15)					(0.15)
Fourth quarter 2012 operating results	0.26	0.15	0.02	0.07	(0.01)	(0.06)	0.43

Drivers of operating results
Higher (lower) crude oil prices	0.06						0.06
Higher (lower) natural gas prices	(0.02)						(0.02)
Higher (lower) natural gas production	0.27						0.27
Higher (lower) crude oil production	0.01						0.01
Derivative mark to market adjustments	(0.03)						(0.03)
Lower (higher) lease operating and transportation expenses	(0.06)						(0.06)
Lower (higher) depreciation / depletion	(0.11)						(0.11)

Higher (lower) transportation and storage revenues		0.06					0.06
Higher (lower) gathering and processing revenues			0.03				0.03
Lower (higher) operating expenses	(0.03)	(0.02)	-	(0.02)		(0.01)	(0.08)
Lower (higher) property, franchise and other taxes						0.02	0.02

Higher (lower) usage				-			-

Higher (lower) margins					-		-

Income (loss) from unconsolidated subsidiaries						0.01	0.01

Higher (lower) AFUDC**		(0.01)					(0.01)

(Higher) lower interest expense	(0.02)			0.01			(0.01)

Lower (higher) income tax expense / effective tax rate	0.02	0.02		(0.01)		0.04	0.07

All other / rounding	-	(0.02)	-	0.02	-	(0.01)	(0.01)
Fourth quarter 2013 operating results	0.35	0.18	0.05	0.07	(0.01)	(0.01)	0.63
Items impacting comparability:
Regulatory adjustment - Utility segment				(0.06)			(0.06)
Fourth quarter 2013 GAAP earnings	$0.35	$0.18	$0.05	$0.01	$(0.01)	$(0.01)	$0.57

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2013

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2012 GAAP earnings	$96,498	$60,527	6,855	$58,590	$4,169	$(6,562)	$220,077
Items impacting comparability:
Elimination of other post-retirement regulatory liability		(12,786)					(12,786)
Pennsylvania impact fee	4,034						4,034
Fiscal 2012 operating results	100,532	47,741	6,855	58,590	4,169	(6,562)	211,325

Drivers of operating results
Higher (lower) crude oil prices	13,492						13,492
Higher (lower) natural gas prices	(21,846)						(21,846)
Higher (lower) natural gas production	107,922						107,922
Higher (lower) crude oil production	(2,337)						(2,337)
Derivative mark to market adjustments	(2,722)						(2,722)
Lower (higher) lease operating and transportation expenses	(23,323)						(23,323)
Lower (higher) depreciation / depletion	(36,275)	1,967	(1,465)				(35,773)

Higher (lower) transportation and storage revenues		18,957					18,957
Higher (lower) gathering and processing revenues			11,249				11,249
Lower (higher) operating expenses	(8,993)	(2,571)	(1,487)			(1,185)	(14,236)
Lower (higher) property, franchise and other taxes		(546)				1,811	1,265

Colder weather				7,027			7,027
Higher (lower) usage				684			684

Higher (lower) margins					487		487

Income (loss) from unconsolidated subsidiaries						805	805

Higher (lower) AFUDC**		(1,351)					(1,351)

Lower (higher) interest expense	(6,826)	(420)	(545)	2,668			(5,123)

Lower (higher) income tax expense / effective tax rate	(3,961)	(980)	(1,288)	1,214		3,445	(1,570)

All other / rounding	(272)	448	2	378	(67)	(545)	(56)
Fiscal 2013 operating results	115,391	63,245	13,321	70,561	4,589	(2,231)	264,876
Items impacting comparability:
Regulatory adjustment - Utility segment				(4,875)			(4,875)
Fiscal 2013 GAAP earnings	$115,391	$63,245	13,321	$65,686	$4,589	$(2,231)	$260,001

*Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 14.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2013

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Fiscal 2012 GAAP earnings	$1.15	$0.72	$0.08	$0.70	$0.05	$(0.07)	$2.63
Items impacting comparability:
Elimination of other post-retirement regulatory liability		(0.15)					(0.15)
Pennsylvania impact fee	0.05						0.05
Fiscal 2012 operating results	1.20	0.57	0.08	0.70	0.05	(0.07)	2.53

Drivers of operating results
Higher (lower) crude oil prices	0.16						0.16
Higher (lower) natural gas prices	(0.26)						(0.26)
Higher (lower) natural gas production	1.28						1.28
Higher (lower) crude oil production	(0.03)						(0.03)
Derivative mark to market adjustments	(0.03)						(0.03)
Lower (higher) lease operating and transportation expenses	(0.28)						(0.28)
Lower (higher) depreciation / depletion	(0.43)	0.02	(0.02)				(0.43)

Higher (lower) transportation and storage revenues		0.22					0.22
Higher (lower) gathering and processing revenues			0.13				0.13
Lower (higher) operating expenses	(0.11)	(0.03)	(0.02)			(0.01)	(0.17)
Lower (higher) property, franchise and other taxes		(0.01)				0.02	0.01

Colder weather				0.08			0.08
Higher (lower) usage				0.01			0.01

Higher (lower) margins					0.01		0.01

Income (loss) from unconsolidated subsidiaries						0.01	0.01

Higher (lower) AFUDC**		(0.02)					(0.02)

Lower (higher) interest expense	(0.08)	-	(0.01)	0.03			(0.06)

Lower (higher) income tax expense / effective tax rate	(0.05)	(0.01)	(0.02)	0.01		0.04	(0.03)

All other / rounding	-	0.01	0.02	0.01	(0.01)	(0.02)	0.01
Fiscal 2013 operating results	1.37	0.75	0.16	0.84	0.05	(0.03)	3.14
Items impacting comparability:
Regulatory adjustment - Utility segment				(0.06)			(0.06)
Fiscal 2013 GAAP earnings	$1.37	$0.75	$0.16	$0.78	$0.05	$(0.03)	$3.08

*Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2013	2012	2013	2012
Operating Revenues	$338,863	$313,261	$1,829,551	$1,626,853

Operating Expenses:
Purchased Gas	33,532	24,700	460,432	415,589
Operation and Maintenance	103,557	89,541	442,090	401,397
Property, Franchise and Other Taxes	18,881	20,150	82,431	90,288
Depreciation, Depletion and Amortization	86,257	71,606	326,760	271,530
	242,227	205,997	1,311,713	1,178,804

Operating Income	96,636	107,264	517,838	448,049

Other Income (Expense):
Interest Income	2,491	2,002	4,335	3,689
Other Income	1,032	1,058	4,697	5,133
Interest Expense on Long-Term Debt	(23,042)	(21,408)	(90,273)	(82,002)
Other Interest Expense	(941)	(1,386)	(3,838)	(4,238)

Income Before Income Taxes	76,176	87,530	432,759	370,631

Income Tax Expense	28,334	38,728	172,758	150,554

Net Income Available for Common Stock	$47,842	$48,802	$260,001	$220,077

Earnings Per Common Share:
Basic	$0.57	$0.59	$3.11	$2.65
Diluted	$0.57	$0.58	$3.08	$2.63

Weighted Average Common Shares:
Used in Basic Calculation	83,628,686	83,305,793	83,518,857	83,127,844
Used in Diluted Calculation	84,502,703	83,855,991	84,341,220	83,739,771

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2013	2012

ASSETS
Property, Plant and Equipment	$7,316,195	$6,615,813
Less - Accumulated Depreciation, Depletion and Amortization	2,161,477	1,876,010
Net Property, Plant and Equipment	5,154,718	4,739,803

Current Assets:
Cash and Temporary Cash Investments	64,858	74,494
Hedging Collateral Deposits	1,094	364
Receivables - Net	133,182	115,818
Unbilled Utility Revenue	19,483	19,652
Gas Stored Underground	51,484	49,795
Materials and Supplies - at average cost	29,904	28,577
Unrecovered Purchased Gas Costs	12,408	-
Other Current Assets	56,905	56,121
Deferred Income Taxes	79,359	10,755
Total Current Assets	448,677	355,576

Other Assets:
Recoverable Future Taxes	163,355	150,941
Unamortized Debt Expense	16,645	13,409
Other Regulatory Assets	259,171	546,851
Deferred Charges	9,382	7,591
Other Investments	96,308	86,774
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	22,774	-
Fair Value of Derivative Financial Instruments	48,989	27,616
Other	2,447	1,105
Total Other Assets	624,547	839,763
Total Assets	$6,227,942	$5,935,142

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 83,661,969 Shares
and 83,330,140 Shares, Respectively	$83,662	$83,330
Paid in Capital	687,684	669,501
Earnings Reinvested in the Business	1,442,617	1,306,284
Accumulated Other Comprehensive Loss	(19,234)	(99,020)
Total Comprehensive Shareholders' Equity	2,194,729	1,960,095
Long-Term Debt, Net of Current Portion	1,649,000	1,149,000
Total Capitalization	3,843,729	3,109,095

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	-	171,000
Current Portion of Long-Term Debt	-	250,000
Accounts Payable	105,283	87,985
Amounts Payable to Customers	12,828	19,964
Dividends Payable	31,373	30,416
Interest Payable on Long-Term Debt	29,960	29,491
Customer Advances	21,959	24,055
Customer Security Deposits	16,183	17,942
Other Accruals and Current Liabilities	76,746	79,099
Fair Value of Derivative Financial Instruments	639	24,527
Total Current and Accrued Liabilities	294,971	734,479

Deferred Credits:
Deferred Income Taxes	1,347,007	1,065,757
Taxes Refundable to Customers	85,655	66,392
Unamortized Investment Tax Credit	1,579	2,005
Cost of Removal Regulatory Liability	155,747	139,611
Other Regulatory Liabilities	68,749	21,014
Pension and Other Post-Retirement Liabilities	158,014	516,197
Asset Retirement Obligations	130,981	119,246
Other Deferred Credits	141,510	161,346
Total Deferred Credits	2,089,242	2,091,568
Commitments and Contingencies	-	-
Total Capitalization and Liabilities	$6,227,942	$5,935,142

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2013	2012

Operating Activities:
Net Income Available for Common Stock	$260,001	$220,077
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Depreciation, Depletion and Amortization	326,760	271,530
Deferred Income Taxes	167,887	144,150
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(675)	(985)
Elimination of Other Post-Retirement Regulatory Liability	-	(21,672)
Other	27,411	12,952
Change in:
Hedging Collateral Deposits	(730)	19,337
Receivables and Unbilled Utility Revenue	(17,135)	13,859
Gas Stored Underground and Materials and Supplies	(3,016)	5,405
Unrecovered Purchased Gas Costs	(12,408)	-
Other Current Assets	(109)	9,790
Accounts Payable	8,303	(16,773)
Amounts Payable to Customers	(7,136)	4,445
Customer Advances	(2,096)	4,412
Customer Security Deposits	(1,759)	621
Other Accruals and Current Liabilities	(6,534)	10,633
Other Assets	(5,757)	(4,396)
Other Liabilities	5,565	(14,375)
Net Cash Provided by Operating Activities	$738,572	$659,010

Investing Activities:
Capital Expenditures	$(703,461)	$(1,035,007)
Other	(2,522)	446
Net Cash Used in Investing Activities	$(705,983)	$(1,034,561)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(171,000)	$131,000
Excess Tax Benefits Associated with Stock-Based Compensation Awards	675	985
Reduction of Long-Term Debt	(250,000)	(150,000)
Net Proceeds From Issuance of Long-Term Debt	495,415	496,085
Dividends Paid on Common Stock	(122,710)	(118,798)
Net Proceeds From Issuance of Common Stock	5,395	10,345
Net Cash Provided By (Used in) Financing Activities	$(42,225)	$369,617
Net Decrease in Cash and Temporary
Cash Investments	(9,636)	(5,934)
Cash and Temporary Cash Investments
at Beginning of Period	74,494	80,428
Cash and Temporary Cash Investments
at September 30	$64,858	$74,494

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2013	2012	Variance	2013	2012	Variance
Total Operating Revenues	$184,195	$146,732	$37,463	$702,937	$558,180	$144,757

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	15,073	12,540	2,533	62,162	53,792	8,370
Lease Operating and Transportation Expense	31,967	23,540	8,427	119,243	83,361	35,882
All Other Operation and Maintenance Expense	2,454	1,620	834	11,950	6,485	5,465
Property, Franchise and Other Taxes	5,295	4,622	673	17,199	23,620	(6,421)
Depreciation, Depletion and Amortization	65,150	51,363	13,787	243,431	187,624	55,807
	119,939	93,685	26,254	453,985	354,882	99,103

Operating Income	64,256	53,047	11,209	248,952	203,298	45,654

Other Income (Expense):
Interest Income	312	423	(111)	1,501	1,493	8
Other Interest Expense	(10,566)	(8,379)	(2,187)	(39,745)	(29,243)	(10,502)

Income Before Income Taxes	54,002	45,091	8,911	210,708	175,548	35,160
Income Tax Expense	24,736	23,015	1,721	95,317	79,050	16,267
Net Income	$29,266	$22,076	$7,190	$115,391	$96,498	$18,893

Net Income Per Share (Diluted)	$0.35	$0.26	$0.09	$1.37	$1.15	$0.22

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$45,288	$58,336	$(13,048)	$178,184	$172,312	$5,872
Intersegment Revenues	21,207	22,529	(1,322)	89,424	86,963	2,461
Total Operating Revenues	66,495	80,865	(14,370)	267,608	259,275	8,333

Operating Expenses:
Purchased Gas	525	480	45	1,573	674	899
Operation and Maintenance	22,209	19,868	2,341	82,351	78,397	3,954
Property, Franchise and Other Taxes	5,876	5,386	490	22,458	21,618	840
Depreciation, Depletion and Amortization	8,997	8,636	361	35,156	38,182	(3,026)
	37,607	34,370	3,237	141,538	138,871	2,667

Operating Income	28,888	46,495	(17,607)	126,070	120,404	5,666

Other Income (Expense):
Interest Income	37	61	(24)	193	199	(6)
Other Income	256	1,151	(895)	1,856	3,182	(1,326)
Other Interest Expense	(6,705)	(6,324)	(381)	(26,248)	(25,603)	(645)

Income Before Income Taxes	22,476	41,383	(18,907)	101,871	98,182	3,689
Income Tax Expense	7,034	16,284	(9,250)	38,626	37,655	971
Net Income	$15,442	$25,099	$(9,657)	$63,245	$60,527	$2,718

Net Income Per Share (Diluted)	$0.18	$0.30	$(0.12)	$0.75	$0.72	$0.03

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$456	$126	$330	$1,324	$704	$620
Intersegment Revenues	9,835	5,943	3,892	33,457	16,771	16,686
Total Operating Revenues	10,291	6,069	4,222	34,781	17,475	17,306

Operating Expenses:
Operation and Maintenance	1,447	780	667	4,727	2,439	2,288
Property, Franchise and Other Taxes	44	169	(125)	277	222	55
Depreciation, Depletion and Amortization	1,138	913	225	3,945	1,691	2,254
	2,629	1,862	767	8,949	4,352	4,597

Operating Income	7,662	4,207	3,455	25,832	13,123	12,709

Other Income (Expense):
Interest Income	22	-	22	55	1	54
Other Income	3	-	3	4	-	4
Other Interest Expense	(589)	(441)	(148)	(2,283)	(1,444)	(839)

Income Before Income Taxes	7,098	3,766	3,332	23,608	11,680	11,928
Income Tax Expense	3,219	1,891	1,328	10,287	4,825	5,462
Net Income	$3,879	$1,875	$2,004	$13,321	$6,855	$6,466

Net Income Per Share (Diluted)	$0.05	$0.02	$0.03	$0.16	$0.08	$0.08

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$77,108	$81,682	$(4,574)	$730,319	$704,518	$25,801
Intersegment Revenues	2,008	1,961	47	16,020	14,604	1,416
Total Operating Revenues	79,116	83,643	(4,527)	746,339	719,122	27,217

Operating Expenses:
Purchased Gas	24,797	23,448	1,349	362,250	340,325	21,925
Operation and Maintenance	34,940	32,237	2,703	177,597	176,938	659
Property, Franchise and Other Taxes	9,400	9,246	154	42,323	41,873	450
Depreciation, Depletion and Amortization	10,693	10,254	439	42,729	42,757	(28)
	79,830	75,185	4,645	624,899	601,893	23,006

Operating Income (Loss)	(714)	8,458	(9,172)	121,440	117,229	4,211

Other Income (Expense):
Interest Income	2,423	1,945	478	3,417	2,765	652
Other Income	270	216	54	970	887	83
Other Interest Expense	(6,782)	(8,671)	1,889	(29,076)	(33,181)	4,105

Income (Loss) Before Income Taxes	(4,803)	1,948	(6,751)	96,751	87,700	9,051
Income Tax Expense (Benefit)	(5,465)	(3,918)	(1,547)	31,065	29,110	1,955
Net Income	$662	$5,866	$(5,204)	$65,686	$58,590	$7,096

Net Income Per Share (Diluted)	$0.01	$0.07	$(0.06)	$0.78	$0.70	$0.08

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
ENERGY MARKETING SEGMENT	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$29,707	$24,757	$4,950	$211,990	$186,579	$25,411
Intersegment Revenues	305	290	15	1,384	1,425	(41)
Total Operating Revenues	30,012	25,047	4,965	213,374	188,004	25,370

Operating Expenses:
Purchased Gas	30,683	25,130	5,553	200,226	175,605	24,621
Operation and Maintenance	1,609	1,454	155	6,099	6,373	(274)
Property, Franchise and Other Taxes	9	22	(13)	86	81	5
Depreciation, Depletion and Amortization	47	21	26	123	90	33
	32,348	26,627	5,721	206,534	182,149	24,385

Operating Income (Loss)	(2,336)	(1,580)	(756)	6,840	5,855	985

Other Income (Expense):
Interest Income	34	62	(28)	169	188	(19)
Other Income	13	12	1	66	100	(34)
Other Interest Expense	(8)	(22)	14	(36)	(41)	5

Income (Loss) Before Income Taxes	(2,297)	(1,528)	(769)	7,039	6,102	937
Income Tax Expense (Benefit)	(1,145)	(1,035)	(110)	2,450	1,933	517
Net Income (Loss)	$(1,152)	$(493)	$(659)	$4,589	$4,169	$420

Net Income (Loss) Per Share (Diluted)	$(0.01)	$(0.01)	$-	$0.05	$0.05	$-

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2013	2012	Variance	2013	2012	Variance
Total Operating Revenues	$1,880	$1,397	$483	$3,910	$3,603	$307

Operating Expenses:
Operation and Maintenance	355	446	(91)	1,263	1,581	(318)
Property, Franchise and Other Taxes	100	158	(58)	581	674	(93)
Depreciation, Depletion and Amortization	33	219	(186)	577	400	177
	488	823	(335)	2,421	2,655	(234)

Operating Income	1,392	574	818	1,489	948	541

Other Income (Expense):
Interest Income	21	39	(18)	115	174	(59)
Other Income	(132)	(1,085)	953	(179)	(1,305)	1,126
Other Interest Expense	(1)	(8)	7	(2)	(294)	292

Income (Loss) Before Income Taxes	1,280	(480)	1,760	1,423	(477)	1,900
Income Tax Expense (Benefit)	393	85	308	529	(490)	1,019
Net Income (Loss)	$887	$(565)	$1,452	$894	$13	$881

Net Income (Loss) Per Share (Diluted)	$0.01	$-	$0.01	$0.01	$-	$0.01

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2013	2012	Variance	2013	2012	Variance
Revenues from External Customers	$229	$231	$(2)	$887	$957	$(70)
Intersegment Revenues	957	1,028	(71)	3,419	3,865	(446)
Total Operating Revenues	1,186	1,259	(73)	4,306	4,822	(516)

Operating Expenses:
Operation and Maintenance	5,342	4,449	893	16,785	14,644	2,141
Property, Franchise and Other Taxes	(1,843)	547	(2,390)	(493)	2,200	(2,693)
Depreciation, Depletion and Amortization	199	200	(1)	799	786	13
	3,698	5,196	(1,498)	17,091	17,630	(539)

Operating Loss	(2,512)	(3,937)	1,425	(12,785)	(12,808)	23

Other Income (Expense):
Interest Income	23,891	22,768	1,123	95,141	88,337	6,804
Other Income	622	764	(142)	1,980	2,269	(289)
Interest Expense on Long-Term Debt	(23,042)	(21,408)	(1,634)	(90,273)	(82,002)	(8,271)
Other Interest Expense	(539)	(837)	298	(2,704)	(3,900)	1,196

Loss Before Income Taxes	(1,580)	(2,650)	1,070	(8,641)	(8,104)	(537)
Income Tax Expense (Benefit)	(438)	2,406	(2,844)	(5,516)	(1,529)	(3,987)
Net Loss	$(1,142)	$(5,056)	$3,914	$(3,125)	$(6,575)	$3,450

Net Loss Per Share (Diluted)	$(0.02)	$(0.06)	$0.04	$(0.04)	$(0.07)	$0.03

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2013	2012	Variance	2013	2012	Variance
Intersegment Revenues	$(34,312)	$(31,751)	$(2,561)	$(143,704)	$(123,628)	$(20,076)

Operating Expenses:
Purchased Gas	(22,473)	(24,358)	1,885	(103,617)	(101,015)	(2,602)
Operation and Maintenance	(11,839)	(7,393)	(4,446)	(40,087)	(22,613)	(17,474)
	(34,312)	(31,751)	(2,561)	(143,704)	(123,628)	(20,076)

Operating Income	-	-	-	-	-	-

Other Income (Expense):
Interest Income	(24,249)	(23,296)	(953)	(96,256)	(89,468)	(6,788)
Other Interest Expense	24,249	23,296	953	96,256	89,468	6,788

Net Income	$-	$-	$-	$-	$-	$-

Net Income Per Share (Diluted)	$-	$-	$-	$-	$-	$-

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)

					Increase					Increase
	2013		2012		(Decrease)	2013		2012		(Decrease)

Capital Expenditures:
Exploration and Production	$148,120	(1)	$95,251	(2)	$52,869	$533,129	(1)(2)	$693,810	(2)(3)	$(160,681)
Pipeline and Storage	15,144	(1)	46,914	(2)	(31,770)	56,144	(1)(2)	144,167	(2)(3)	(88,023)
Gathering	19,944	(1)	13,224	(2)	6,720	54,792	(1)(2)	80,012	(2)(3)	(25,220)
Utility	29,002	(1)	18,426	(2)	10,576	71,970	(1)(2)	58,284	(2)(3)	13,686
Energy Marketing	67		350		(283)	595		770		(175)
Total Reportable Segments	212,277		174,165		38,112	716,630		977,043		(260,413)
All Other	215		5		210	307		5		302
Corporate	76		55		21	160		346		(186)
Total Capital Expenditures	$212,568		$174,225		$38,343	$717,097		$977,394		$(260,297)

(1)

Capital expenditures for the quarter and year ended September 30, 2013 include accounts payable and accrued liabilities related to capital expenditures of $58.5 million, $5.6 million, $10.3 million, and $6.7 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and Gathering segment, respectively.  These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2013 since they represent non-cash investing activities at that date.

(2) Capital expenditures for the year ended September 30, 2013 exclude capital expenditures of $38.9 million, $12.7 million, $3.2 million and $12.7 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and Gathering segment, respectively.  These amounts were in accounts payable and accrued liabilities at September 30, 2012 and paid during the year ended September 30, 2013.     These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2012 since they represented non-cash investing activities at that date.  These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2013.

(3)Capital expenditures for the year ended September 30, 2012 exclude capital expenditures of $103.3 million, $16.4 million, $2.3 million and $3.1 million in the Exploration and Production segment, Pipeline and Storage segment, Utility segment and Gathering segment, respectively.  These amounts were in accounts payable and accrued liabilities at September 30, 2011 and paid during the year ended September  30, 2012.  These amounts were excluded from the Consolidated Statements of Cash Flows at September  30, 2011 since they represented non-cash investing activities at that date.  These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2012.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended September 30	Normal	2013	2012	Normal (1)	Last Year (1)

Buffalo, NY	162	168	125	3.7	34.4
Erie, PA	124	132	124	6.5	6.5

Twelve Months Ended September 30

Buffalo, NY	6,617	6,139	5,296	(7.2)	15.9
Erie, PA	6,147	5,888	4,999	(4.2)	17.8

(1)	Percents compare actual 2013 degree days to normal degree days and actual 2013 degree days to actual 2012 degree days. Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	28,116	19,538	8,578	100,633	62,663	37,970
West Coast	819	798	21	3,060	3,468	(408)
Total Production	28,935	20,336	8,599	103,693	66,131	37,562

Average Prices (Per Mcf)
Appalachia	$3.26	$2.72	$0.54	$3.49	$2.71	$0.78
West Coast (3)	6.62	5.01	1.61	6.61	6.27	0.34
Weighted Average	3.35	2.81	0.54	3.58	2.89	0.69
Weighted Average after Hedging	3.99	4.08	(0.09)	4.10	4.42	(0.32)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	7	8	(1)	28	36	(8)
West Coast	710	698	12	2,803	2,834	(31)
Total Production	717	706	11	2,831	2,870	(39)

Average Prices (Per Barrel)
Appalachia	$105.96	$92.81	$13.15	$96.48	$93.94	$2.54
West Coast	105.18	102.76	2.42	103.14	107.13	(3.99)
Weighted Average	105.19	102.65	2.54	103.07	106.97	(3.90)
Weighted Average after Hedging	99.20	88.98	10.22	98.21	90.88	7.33

Total Production (Mmcfe)	33,237	24,572	8,665	120,679	83,351	37,328

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.45	$0.51	$(0.06)	$0.52	$0.65	$(0.13)
Lease Operating and Transportation Expense per Mcfe (1)(2)	$0.96	$0.96	$-	$0.99	$1.00	$(0.01)
Depreciation, Depletion & Amortization per Mcfe (1)	$1.96	$2.09	$(0.13)	$2.02	$2.25	$(0.23)

(1)	Refer to page 18 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.
(2)

Amounts include transportation expense of $0.34 and $0.30 per Mcfe for the three months ended September 30, 2013 and September 30, 2012, respectively.  Amounts include transportation expense of $0.34 and $0.24 per Mcfe for the twelve months ended September 30, 2013 and September 30, 2012, respectively.

(3)	Prices reflect revenues from gas produced on the West Coast, including natural gas liquids.

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2014

SWAPS	Volume		Average Hedge Price
Oil
Midway Sunset (MWSS)	0.62	MMBBL	$95.68 / BBL
Brent	1.35	MMBBL	$102.32 / BBL
Total	1.97	MMBBL	$100.22 / BBL

Gas
NYMEX	62.72	BCF	$4.24 / MCF
Dominion Transmission Appalachian (DOM)	27.43	BCF	$4.26 / MCF
Southern California City Gate (SoCal)	1.14	BCF	$4.57 / MCF
Total	91.29	BCF	$4.25 / MCF

Hedging Summary for Fiscal 2015

SWAPS	Volume		Average Hedge Price
Oil
Brent	0.66	MMBBL	$97.84 / BBL
NYMEX	0.40	MMBBL	$90.14 / BBL
Total	1.06	MMBBL	$94.95 / BBL

Gas
NYMEX	38.29	BCF	$4.35 / MCF
DOM	17.83	BCF	$4.07 / MCF
SoCal	1.14	BCF	$4.57 / MCF
Total	57.26	BCF	$4.27 / MCF

Hedging Summary for Fiscal 2016

SWAPS	Volume		Average Hedge Price
Oil
Brent	0.60	MMBBL	$94.61 / BBL
NYMEX	0.30	MMBBL	$86.09 / BBL
Total	0.90	MMBBL	$91.77 / BBL

Gas
NYMEX	22.40	BCF	$4.57 / MCF
DOM	17.94	BCF	$4.07 / MCF
Total	40.34	BCF	$4.35 / MCF

Hedging Summary for Fiscal 2017

SWAPS	Volume		Average Hedge Price
Oil
Brent	0.30	MMBBL	$91.55 / BBL

Gas
NYMEX	20.89	BCF	$4.77 / MCF
DOM	17.94	BCF	$4.07 / MCF
Total	38.83	BCF	$4.45 / MCF

Hedging Summary for Fiscal 2018

SWAPS	Volume		Average Hedge Price
Oil
Brent	0.08	MMBBL	$91.00 / BBL

Gas
NYMEX	5.29	BCF	$4.81 / MCF

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Twelve Months Ended September 30, 2013
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	1.000		1.000	2.000
Developmental	77.000	(1)	0.000	77.000
Wells Commenced
Exploratory	0.000		4.000	4.000
Developmental	46.000		75.000	121.000
Wells Completed
Exploratory	0.000		5.000	5.000
Developmental	42.000		75.000	117.000
Wells Plugged & Abandoned
Exploratory	1.000		0.000	1.000
Developmental	5.000		0.000	5.000
Wells in Process - End of Period
Exploratory	0.000		0.000	0.000
Developmental	76.000		0.000	76.000

(1)	Beginning of year number has been adjusted to remove five developmental wells.

Net Wells in Process of Drilling
Twelve Months Ended September 30, 2013
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	1.000		0.125	1.125
Developmental	57.000	(2)	0.000	57.000
Wells Commenced
Exploratory	0.000		0.500	0.500
Developmental	46.000		74.996	120.996
Wells Completed
Exploratory	0.000		0.625	0.625
Developmental	39.500		74.996	114.496
Wells Plugged & Abandoned
Exploratory	1.000		0.000	1.000
Developmental	2.500		0.000	2.500
Wells in Process - End of Period
Exploratory	0.000		0.000	0.000
Developmental	61.000		0.000	61.000

(2)	Beginning of year number has been adjusted to remove five developmental wells (2.50 net wells).

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information

	Gas MMcf
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and
Undeveloped Reserves:
September 30, 2012	925,411	63,023	988,434
Extensions and Discoveries	360,922	702	361,624
Revisions of Previous Estimates	53,038	112	53,150
Production	(100,633)	(3,060)	(103,693)
September 30, 2013	1,238,738	60,777	1,299,515

Proved Developed Reserves:

September 30, 2012	544,560	59,923	604,483
September 30, 2013	807,055	59,862	866,917

	Oil Mbbl
	U.S.
	Appalachian	West Coast	Total
	Region	Region	Company
Proved Developed and
Undeveloped Reserves:
September 30, 2012	306	42,556	42,862
Extensions and Discoveries	-	2,443	2,443
Revisions of Previous Estimates	5	(881)	(876)
Production	(28)	(2,803)	(2,831)
September 30, 2013	283	41,315	41,598

Proved Developed Reserves:

September 30, 2012	306	38,138	38,444
September 30, 2013	283	38,082	38,365

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Firm Transportation - Affiliated	11,064	12,563	(1,499)	97,702	93,738	3,964
Firm Transportation - Non-Affiliated	137,533	75,334	62,199	478,103	275,739	202,364
Interruptible Transportation	1,491	151	1,340	3,997	1,662	2,335
	150,088	88,048	62,040	579,802	371,139	208,663

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Gathered Volume - Affiliated	26,728	16,324	10,404	93,598	48,562	45,036

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Retail Sales:
Residential Sales	3,629	3,560	69	52,753	47,036	5,717
Commercial Sales	461	573	(112)	7,486	6,682	804
Industrial Sales	128	381	(253)	947	837	110
	4,218	4,514	(296)	61,186	54,555	6,631
Off-System Sales	-	-	-	6,717	9,544	(2,827)
Transportation	9,613	9,364	249	69,149	61,027	8,122
	13,831	13,878	(47)	137,052	125,126	11,926

Energy Marketing Volume
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2013	2012	(Decrease)	2013	2012	(Decrease)
Natural Gas (MMcf)	6,608	6,899	(291)	46,875	45,756	1,119

Page 28.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
FISCAL 2014 EARNINGS GUIDANCE AND SENSITIVITIES

Earnings per share sensitivity to changes
Fiscal 2014 (Diluted earnings per share guidance*)				from prices used in guidance* ^

				$0.50 change per MMBtu gas				$5 change per Bbl oil
	Range			Increase		Decrease		Increase		Decrease

Consolidated Earnings	$3.10	-	$3.40	+$	0.18	-$	0.18	+$	0.03	-$	0.03

* Please refer to forward looking statement footnote beginning at page 9 of document.

^  This sensitivity table is current as of November 7, 2013 and only considers revenue from the Exploration and Production segment's crude oil and natural gas sales.  This revenue is based upon pricing used in the Company's earnings forecast.  For its fiscal 2014 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4.00 per MMBtu for natural gas and $90 per Bbl for crude oil.  The sensitivities will become obsolete with the passage of time, changes in Seneca's production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

Page 29.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures.  The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies.  The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes.  The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability.  The tables at page 4 of this report reconcile National Fuel’s reported GAAP earnings to Operating Results for the three and twelve months ended September 30, 2013 and 2012.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items:  interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2013 and 2012:

	Three Months		Twelve Months
	Ended September 30,		Ended September 30,
	2013	2012	2013	2012
(in thousands)
Reported GAAP Earnings	$47,842	$48,802	$260,001	$220,077
Depreciation, Depletion and Amortization	86,257	71,606	326,760	271,530
Interest and Other Income	(3,523)	(3,060)	(9,032)	(8,822)
Interest Expense	23,983	22,794	94,111	86,240
Income Taxes	28,334	38,728	172,758	150,554
Regulatory Adjustment - Utility segment	7,200	-	7,500	-
Elimination of Other Post-Retirement Regulatory Liability	-	(21,672)	-	(21,672)
Pennsylvania Impact Fee	-	-	-	6,206
Adjusted EBITDA	$190,093	$157,198	$852,098	$704,113

Page 30.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended September 30 (unaudited)	2013	2012

Operating Revenues	$338,863,000	$313,261,000

Net Income Available for Common Stock	$47,842,000	$48,802,000

Earnings Per Common Share:
Basic	$0.57	$0.59
Diluted	$0.57	$0.58

Weighted Average Common Shares:
Used in Basic Calculation	83,628,686	83,305,793
Used in Diluted Calculation	84,502,703	83,855,991

Twelve Months Ended September 30 (unaudited)

Operating Revenues	$1,829,551,000	$1,626,853,000

Net Income Available for Common Stock	$260,001,000	$220,077,000

Earnings Per Common Share:
Basic	$3.11	$2.65
Diluted	$3.08	$2.63

Weighted Average Common Shares:
Used in Basic Calculation	83,518,857	83,127,844
Used in Diluted Calculation	84,341,220	83,739,771